Exhibit 99.1

Administaff Extends Relationship with
UnitedHealthcare for Medical and Dental Coverage

HOUSTON – Oct. 5, 2010 – Administaff, Inc. (NYSE:ASF), a leading provider of human resources services for small and medium-sized businesses, today announced that it has extended its arrangement for medical and dental coverage with UnitedHealthcare, a UnitedHealth Group company (NYSE:UNH).  This new, three-year arrangement reflects the company’s success in moderating the rate of health care cost increases on behalf of its covered worksite employees, as well as a further strengthening of its business relationship with UnitedHealthcare.

Under the terms of the new agreement, effective Jan. 1, 2011, there is a projected three-year savings of approximately $7.7 million to Administaff.  Projected savings are based on increasing participation in UnitedHealthcare’s coverage options under the Administaff Group Health Plan.   The dental plan will see a modest premium increase for 2011, and a cap will apply to any potential increases for 2012 and 2013.

“We are very pleased with the terms of our new agreement with UnitedHealthcare,” said Richard G. Rawson, Administaff’s president.  “We believe this new arrangement demonstrates the long-term success of our relationship, and we appreciate UnitedHealthcare’s ongoing commitment to helping us provide premium health care benefits for worksite employees at America’s best small and medium-sized businesses.  The structure of the new agreement aligns both organizations’ incentive to increase participation.”

Administaff selected UnitedHealthcare as its leading health insurance carrier in Jan. 2002.  The majority of Administaff’s corporate and worksite employees have health coverage with UnitedHealthcare.

Administaff is the nation’s leading professional employer organization (PEO), serving as a full-service human resources department that provides small and medium-sized businesses with administrative relief, big-company benefits, reduced liabilities and a systematic way to improve productivity.  The company operates 51 sales offices in 24 major markets.  For additional information, visit Administaff’s website at http://www.administaff.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions.  Forward-looking statements involve a number of risks and uncertainties.  In the normal course of business, Administaff, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results.  We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made.  These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict.  In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers and other insurers, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate future acquisitions; and (x) an adverse final judgment or settlement of claims against Administaff.  These factors are discussed in further detail in Administaff’s filings with the U.S. Securities and Exchange Commission.  Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

###